     PRICING SUPPLEMENT NO. 93                               Rule 424(b)(3)
     DATED: November 6, 1996                             File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)

                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $68,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 11/06/96                     [_]                  [_]

 Maturity Date: 11/06/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Monthly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [x]  LIBOR Telerate

 [_]  Prime Rate                       Interest Payment Period: Monthly

 [_]  CMT Rate

 Initial Interest Rate: 5.375%

Index Maturity:  One month

Spread (plus or minus): +0.00%

-------------------------
  *  12/06/96, 1/06/97, 2/06/97, 3/06/97, 4/07/97, 5/06/97, 6/06/97,
     7/07/97, 8/06/97, 9/08/97 and 10/06/97.

 **  12/06/96, 1/06/97, 2/06/97, 3/06/97, 4/07/97, 5/06/97, 6/06/97,
     7/07/97, 8/06/97, 9/08/97, 10/06/97 and 11/06/97.

     The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.


     NYFS04...:\25\22625\0122\1824\FFFN066M.000